EXHIBIT 4.12

          JUNE 1996 AMENDMENT AND WAIVER WITH RESPECT TO
        AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                        DECEMBER 13, 1995


     THOMAS NELSON, INC. (the "Company"), SUNTRUST BANK, NASHVILLE, N.A., as agent (the "Agent") and the lenders referred to therein (the "Lenders") entered into that certain Amended and Restated Credit Agreement dated as of December 13, 1995 (the "Credit Agreement").

     WHEREAS, the parties hereto wish to waive compliance with and amend, for certain time periods, the financial covenant set forth in Section 9.08(a) of the Credit Agreement;

     NOW, THEREFORE, the Company, the Agent and the Lenders agree as follows:

1. Waiver. The Agent and the Lenders waive any default resulting from the Company's failure to comply with the covenant set forth in Section 9.08(a) of the Credit Agreement for the fiscal year ending March 31, 1996. The waiver described herein applies only to the fiscal year ending March 31, 1996, and except for such waiver for such time period, the interest coverage ratio set forth in
     Section 9.08(a) of the Credit Agreement shall continue in full force and effect.

2. Amendment. The Agent and the Lenders agree that the interest coverage ratio set forth in Section 9.08(a) of the Credit Agreement shall be amended, but only for the quarters ending June 30, 1996, September 30, 1996 and December 31, 1996, as follows.

     Interest Coverage Ratio

     (a) The Company shall maintain as of the last day of each fiscal quarter a minimum Interest Coverage Ratio, calculated, with respect to the fiscal quarter ending June 30, 1996, only for that quarter, with respect to the fiscal quarter ending September 30, 1996, for the immediately preceding two fiscal quarters, and with respect to the fiscal quarter ending December 31, 1996, for the immediately preceding three fiscal quarters, as shown below for each fiscal quarter indicated:

     Fiscal Quarter Ending

     June 30, 1996       no greater than (.35):1.00
     September 30, 1996  no less than 1.25:1.00
     December 31, 1996   no less than 1.75:1.00

     The amendment as set forth above shall be applicable only through the quarter ending December 31, 1996, and thereafter the Company shall maintain compliance with the Interest Coverage Ratio as set forth in Section 9.08(a) of the Credit Agreement.

3. All defined terms used herein which are not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

4. The waiver set forth in paragraph one above, and the amendment set forth in paragraph two above, both shall terminate on January 1, 1997. Any default or event of default which otherwise would occur under Section 9.08(a) of the Credit Agreement after January 1, 1997 shall be a default or event of default under the Credit Agreement and is not waived.

5. The waiver and amendment set forth herein is conditioned on the Company's obtaining waivers or amendments prior to June 30, 1996 for the same or greater time periods set forth above from The Prudential Insurance Company of America ("Prudential") and The Metropolitan Life Insurance Company ("MetLife") of any existing covenant defaults under any documents and notes relating to all indebtedness of the Company owed to Prudential and MetLife.

6. This waiver and amendment is entered into on June 25, 1996, but is to be effective as of March 31, 1996.

7. Except as expressly stated herein, no other waiver or amendment of any term or provision of the Credit Agreement shall be inferred or implied.

     IN WITNESS WHEREOF, the parties hereto have executed this June 1996 Amendment and Waiver With Respect to Amended and
Restated  Credit Agreement dated as of December 13, 1995, on June
25, 1996, to be effective as of March 31, 1996.

                         THOMAS NELSON, INC.


                         By:  /s/ Joe L. Powers
                            --------------------------------

                         Title:  Executive Vice President



                         SUNTRUST BANK, NASHVILLE, N.A.,
                         as Agent


                         By:  /s/ J. Fred Turner
                            --------------------------------

                         Title:  First Vice President
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                         SUNTRUST BANK, NASHVILLE, N.A.


                         By:  /s/ J. Fred Turner
                            --------------------------------

                         Title:  First Vice President



                         NATIONSBANK OF TEXAS, N.A.


                         By:  /s/ Jennifer Zydney
                            --------------------------------

                         Title:  Vice President



                         CREDITANSTALT-BANKVEREIN


                         By:  /s/ Robert M. Biringer
                            --------------------------------

                         Title:  Senior Vice President

                         By:  /s/  Joseph P. Longosz
                            --------------------------------

                         Title:  Vice President



                         NATIONAL CITY BANK


                         By:   /s/ Cheryl Mennen
                            --------------------------------

                         Title:  Assistant Vice President




                         FIRST AMERICAN NATIONAL BANK


                         By:  /s/ Scott M. Bane
                            --------------------------------

                         Title:  Senior Vice President




































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